Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 8, 2017, by and among Kadmon Holdings, Inc., a Delaware corporation, with its principal offices in New York, New York (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”).

B.Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 6,767,855 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”), and (ii) a warrant to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (the “Warrants”), in substantially the form attached hereto as Exhibit A (as exercised, collectively, the “Warrant Shares”).

C.Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares and the Warrant Shares under the 1933 Act, and applicable state securities laws.

D.The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

E.In connection with the offering and sale of the Securities, the Company has entered into an engagement letter dated February 3, 2017 (the “Engagement Letter”) with Jefferies LLC and Piper Jaffray & Co., who are acting as Placement Agents for the Securities (the “Agents”).

NOW, THEREFORE, in consideration of the mutual promises made herein for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.PURCHASE AND SALE OF COMMON SHARES AND WARRANTS

(a)Purchase of Common Shares and Warrants.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of Common Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, along with the Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (the “Closing”).

(i)Closing.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on March 13, 2017 (or such later date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the

Closing set forth in Sections 6 and 7 below at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017.

(ii)Purchase Price.  The aggregate purchase price for the Common Shares and the Warrants to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each such Buyer’s name in column (6) of the Schedule of Buyers.

(b)Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Common Shares and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Common Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder, in each case, duly executed or authenticated on behalf of the Company and registered in the name of such Buyer or its designee, including, in the case of the Common Shares, on the applicable balance account at the Transfer Agent.

2.BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)Organization and Good Standing. If the Buyer is an entity, such Buyer is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)Authorization and Power. Each Buyer has the requisite power and authority to enter into and perform the Transaction Documents (as defined in Section 3(b)) to which such Buyer is a party and to purchase the Securities being sold to it hereunder. If Buyer is an entity, the execution, delivery and performance of the Transaction Documents to which such Buyer is a party by such Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or its board of directors, stockholders, partners or similar body, as the case may be, is required. The Transaction Documents to which such Buyer is a party have been duly authorized, executed and delivered by such Buyer and constitute, or shall constitute when executed and delivered, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with the terms thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)No Public Sale or Distribution.  Such Buyer is acquiring the Common Shares and the Warrants, and upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of all or any part of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.  As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d)Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.  Such Buyer has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit D (the “Investor Questionnaire”), which such Buyer represents and warrants is true, correct and complete.

(e)Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth in the Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(f)Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer as it has deemed necessary or appropriate to conduct its due diligence investigation.  Such Buyer has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein and the truth, accuracy, and completeness thereof.  Such Buyer understands that its investment in the Securities involves a high degree of risk and warrants that it is able to bear the economic risk and complete loss of such investment.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”), (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act)

may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)Legends.  Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES

The Company acknowledges and agrees that a Buyer may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Buyer may transfer pledged or secured Securities to the pledgees or secured parties, subject to such transferee’s acknowledgement that the Securities are unregistered and subject to the transfer restrictions set forth therein and herein.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Buyer’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the 1933 Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(j)Legend Removal.  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) or the Transfer Agent, as applicable and at the Buyer’s election so long as the Buyer is not an affiliate of the Company, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Legend Removal Date if required by the Transfer Agent or requested by a Buyer to effect the removal of the legend hereunder pursuant to the immediately preceding sentence.  When the Company is required to issue unlegended Securities to replace previously issued legended Securities, if: (1) delivery of the unlegended certificate or electronic delivery of the applicable Securities is not made to a Buyer within the earlier of (i) three (3) Trading Days (as defined below) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Buyer to the Company or the Transfer Agent of the legended Securities and customary supporting documentation reasonably acceptable to the Company, its counsel and the Transfer Agent as provided above (the “Legend Removal Date”) and (2) prior to the time such unlegended Securities are received by the Buyer, the Buyer, or any third party on behalf of such Buyer or for the Buyer’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by a Buyer of shares represented by such certificate (a “Buy-In”), then the Company shall promptly pay in cash to the Buyer, but in no event later than three Business Days after receipt of a Buy-In Notice by the applicable Buyer (for costs incurred either directly by such Buyer or on behalf of a third party, including, without limitation, brokerage commissions) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Buyer as a result of the sale to which such Buy-In relates. The Buyer shall provide the Company written notice (the “Buy-In Notice”) indicating the amounts payable to the Buyer in respect of the Buy-In. Additionally, at the option of a Buyer, the Company shall pay to such Buyer, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the Weighted Average Price (as defined below) of the Common Stock on the Legend Removal Date), $10 per trading day for each trading day following the Legend Removal Date until such certificate is delivered without a legend. The foregoing shall be without prejudice to any other rights and recourses of any Buyer in connection with the failure of the Company to cause the prompt delivery to the Investor of unlegended certificates upon a written request therefor beginning on the Legend Removal Date. “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the New York Stock Exchange (the “Principal Market”) during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price.” If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to the terms of this Agreement with the term “Weighted Average Price” being substituted for the term “Purchase Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.  The Company shall pay any and all fees and expenses of its Transfer Agent in connection with any legend removal.  “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded.  “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares or Warrants Shares, as the case may be, issued with a restrictive legend.

(k)Validity; Enforcement.  The Transaction Documents have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l)No Conflicts.  The execution, delivery and performance by such Buyer of the Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(m)No General Solicitation and Advertising. Such Buyer represents and acknowledges that it has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the 1933 Act.

(n)Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(o)Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(p)Independent Evaluation.  Such Buyer confirms and agrees that (i) it has not relied on the advice of, or any representations by, the Agents or any affiliate thereof or any representative of the Agents or their affiliates in making such decision and (ii) neither the Agents nor any of their representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Buyer in connection with the transactions contemplated hereby.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the SEC Documents (as defined below), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or have such power or authority would not reasonably be expected to (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) impair in any material respect the ability of the Company to perform its obligations under the Transaction Documents (as defined below) or to consummate any transactions contemplated thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(b)Authorization; Enforcement; Validity.  The Company has the requisite power and authority to execute and deliver this this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, if any (collectively, the “Transaction Documents”) and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly and validly taken.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)Subsidiaries.  Each of the Company’s “Subsidiaries” (which for purposes of this Agreement has the meaning ascribed to such term in Rule 1-02 of Regulation S-X) has been duly incorporated, organized or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the SEC Documents, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or have such power or authority would not reasonably be expected to have a Material Adverse Effect.  The Company has no Subsidiaries except Kadmon Corporation, LLC and Kadmon Pharmaceuticals, LLC.

(d)Issuance of Securities.  Schedule 3(d) sets forth (i) the authorized capital stock of the Company as of the date hereof, (ii) the number of shares of capital stock issued and outstanding as of December 31, 2016, (iii) the number of shares of capital stock issuable pursuant to the Company’s stock plans as of the date hereof, and (iv) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company as of December 31, 2016. The Common Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof and the Securities shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of shares of Common Stock issuable upon exercise of the Warrants.  Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act, subject to a timely filing of a Form D pursuant to Regulation D, if applicable. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 3(d), no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 3(d), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, the Company is not currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 3(d), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the holders of the Company’s securities relating to the securities held by them.

(e)No Conflicts.  Neither the issue and sale of the Securities by the Company  nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the Certificate of Incorporation (as defined below), or Bylaws of the Company (“Bylaws”) or any similar organizational documents of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body (including without limitation, the Principal Market), administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties; except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.

(f)Consents.  No consent, approval, authorization, filing with or order of any court, governmental agency or body, or other Person is required in connection with the transactions contemplated herein, except (i) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase of the Securities and (ii) such as have been obtained under the securities laws and regulations of jurisdictions outside of the United States in which the Securities are sold.  The Company is not in violation of the listing requirements of the Principal Market and has not been informed as of the date hereof by the Principal Market of any future delisting or suspension of the Common Stock.

(g)Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer other than Third Point Loan LLC is (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the 1933 Act), or (iii) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “1934 Act”)).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(h)No General Solicitation; Agents’ Fees.  Neither the Company, nor any of its Subsidiaries, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any Agents’ fees and financial advisory fees (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company acknowledges that it has engaged the Agents in connection with the sale of the Securities.  Other than the Agents, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(i)No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(j)Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable  (and accordingly the Buyers are exempt from) any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or the laws of the State of Delaware which are or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Transaction Documents, the transactions contemplated under the Transaction Documents, including the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)Lock-up Agreements.  The Company has caused each person listed on Schedule 3(k) hereto to furnish to the Agents a letter agreement in the form attached hereto as Exhibit C (the “Lock-up Agreement”).

(l)SEC Documents; Financial Statements.  Since July 26, 2016, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it through the Closing Date with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, including the prospectus filed by the Company with the SEC pursuant to Rule 424(b) on July 27, 2016, being hereinafter referred to as the “SEC Documents”). The Investor Presentation (as defined below), as of its date and as of the date hereof, did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC and as of the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, disclosure contained in the Investor Presentation and information referred to in Section 2(f) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(m)Absence of Certain Changes.  Since the date of the Company’s last filing with the SEC pursuant to the reporting requirements of the 1934 Act, except as described on Schedule 3(m), there has not been:

(i)any change in the consolidated assets, liabilities, financial condition or operating results of the Company or its Subsidiaries from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to, or waiver of any material right under, any Material Contract (as defined below) or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

(n)No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws in its reports under Section 13(a) or 15(d) of the 1934 Act and which has not been publicly announced.

(o)Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(p)Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than certain information that will be in the Investor Presentation dated February and March 2017 (the “Investor Presentation”) that will be disclosed as an exhibit to the 8-K Filing (defined below).  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereof.

(q)Acknowledgement Regarding Buyers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that, subject to compliance by the Buyers with applicable law, (A) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (B) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(r)Schedule 3(r) sets forth as of the date hereof the number of units, limited liability company interests, limited company interests, or other equity ownership interests: (i) authorized for each Subsidiary; (ii) issuable pursuant to each Subsidiaries’ equity plans; and (iii) issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any units, limited liability company interests, limited company interests or other equity ownership interests of the each Subsidiary. All of the outstanding units, limited liability company interests, limited company interests or other equity ownership interests issued by each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent applicable under the laws of the relevant jurisdiction) and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties, and, except as otherwise set forth in the SEC Documents, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as described on Schedule 3(r), no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any units, limited liability company interests, limited company interests, or other equity ownership interests of any Subsidiary. Except as described on Schedule 3(r), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which any Subsidiary is or may be obligated to issue any securities of any kind and except as contemplated by this Agreement, no Subsidiary is currently in negotiations for the issuance of any units, interests, or other ownership interests of any kind. Except as described on Schedule 3(r), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any Subsidiary and the holders of any Subsidiaries’ capital stock or interests relating to the capital stock or interests held by them.

(s)There is no franchise, contract or other document of a character required to be described in the SEC Documents, or to be filed as an exhibit thereto, which is not described or filed as required (and the SEC Documents contain in all material respects the same description of the foregoing matters contained in the SEC Documents).

(t)The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in this Agreement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(u)Except as disclosed in the SEC Documents, there are no persons with registration or other similar rights to have any equity or debt securities of the Company registered for sale under a registration statement, except for rights (i) contained in the Registration Rights Agreement or (ii) as have been duly waived.

(v)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the SEC Documents (exclusive of any supplement thereto).

(w)Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(x)Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its Certificate of Incorporation or Bylaws or any similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(y)BDO USA, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(z)The Company and each of its Subsidiaries have filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect. Except for (i) tax deficiencies that the Company or its Subsidiaries are contesting in good faith and by appropriate proceedings or (ii) tax deficiencies that, individually or in the aggregate, would not cause a Material Adverse Effect, there is no tax deficiency which has been asserted against the Company or any of its Subsidiaries.

(aa)No labor dispute with the employees of the Company or any of its Subsidiaries exists involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts, or other disruptions or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts, or any petitions for election that could have a Material Adverse Effect.

(bb)The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except to the extent any lapse of such policies, individually or in the aggregate, would not cause a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects except to the extent any non-compliance would not cause a Material Adverse Effect; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the SEC Documents (exclusive of any supplement thereto).

(dd)The Company and each of its Subsidiaries possess all licenses, certificates, permits, approvals, clearances, registrations, exemptions, consents and other authorizations issued by all applicable authorities necessary to conduct their respective businesses (“Permits”), and such Permits are valid and in full force and effect, except where the failure to possess or invalidity of such Permits, individually or in the aggregate, would not have a Material Adverse Effect.  Neither the Company nor any such Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ee)The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the SEC Documents, the Company and its Subsidiaries are not aware of any past or present material weakness in their internal controls over financial reporting.

(ff)The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act) and, except as disclosed in the SEC Documents, such controls and procedures are effective.

(gg)The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh)The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii)In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)Each Plan has been maintained and administered by the Company and its Subsidiaries in compliance in all material respects with the terms of such Plan and the applicable requirements of ERISA (as defined below), the Code (as defined below) and any other applicable laws. None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period, (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty

Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that could have a Material Adverse Effect, or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries, (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries, (iii) any event or condition giving rise to a liability with respect to a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a Plan that is subject to Title IV of ERISA that could have a Material Adverse Effect, or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that could have a Material Adverse Effect.  Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates.”  For purposes of this paragraph, “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member.

(kk)The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect as of the date hereof and with which the Company is required to comply, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(ll)Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith.  No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(mm)The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency

(collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), or (iii)  will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(oo)Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with a Sanctioned Person, or with or in a Sanctioned Country or, to the knowledge of the Company, for the benefit of a Sanctioned Person, in the preceding 3 years, nor does the Company or any of its Subsidiaries have any plans to engage in dealings or transactions with a Sanctioned Person, or with or in a Sanctioned Country or, to the knowledge of the Company, for the benefit of a Sanctioned Person.

(pp)The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Documents to be conducted. The Intellectual Property owned by the Company and its Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. Except as disclosed in the SEC Documents, there are no unreleased liens or security interests which have been filed against the Intellectual Property.  Except as set forth in the SEC Documents under the caption “Business—Our Intellectual Property,” (i) there are no rights of third parties to any such Intellectual Property, (ii) there is no material infringement by third parties of any such Intellectual Property, (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (v) there is no pending or  threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, (vi)  there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the SEC Documents as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property, (vii) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office, and (viii) no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. The Company and its Subsidiaries have disclosed to the U.S. Patent and Trademark Office all information relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and have not made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company or its Subsidiaries, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56.

(qq)The statements contained in the SEC Documents under the captions “Risk Factors—Risks Related to Our Intellectual Property Rights,” “Business—Strategic Collaborations and License Agreements,” “Business—Our Intellectual Property” and “Business—Government Regulation,” and insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(rr)The preclinical tests and clinical trials, and other studies conducted by or on behalf of, or sponsored by, the Company or in which the Company or its products or product candidates have participated (collectively, “Studies”) that are described in, or the results of which are referred to in, the SEC Documents were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures and applicable laws and regulations, including, without limitation, the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act, and regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312; each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and its Subsidiaries have no knowledge of any other Studies the results of which are materially inconsistent with, or otherwise make misleading, the results described or referred to in the SEC Documents; the Company and its Subsidiaries have made all such material filings and obtained all such Permits as may be required by the Food and Drug Administration (“FDA”) of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); and neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency that presently require the termination, suspension or material modification of any Studies that are described or referred to in the SEC Documents or that have been proposed by the Company or any of its Subsidiaries.

(ss)The Company and its Subsidiaries are, and at all times have been, in compliance in all material respects with all applicable Health Care Laws (as defined below), and have not engaged in activities which are, as applicable, reasonably expected to result in false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7) and the civil monetary penalties law (42 U.S.C. § 1320a-7a), (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§ 17921 et seq.), (iv) the Public Health Service Act (42 U.S.C. §§ 201 et seq.) (“PHS”), (v) the Medicare statute (Title XVIII of the Social Security Act), (vi) the Medicaid statute (Title XIX of the Social Security Act), (vii) the regulations promulgated pursuant to such laws, (viii) any and all other applicable health care laws and regulations, including, without limitation, the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), PHS, the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, and (ix) any federal, state and local laws and regulations relating to the manufacturing, development, testing, labeling, marketing or distribution of pharmaceutical products, kickbacks, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure or any other aspect of providing pharmaceutical services and products. Except as disclosed in the SEC Documents, since January 1, 2014, neither the Company nor any of its Subsidiaries have received notice of any claim, action, suit, audit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Actions”) from any court, arbitrator, Regulatory Agency, any other governmental or regulatory authority, or third party alleging or asserting any liability under, any non-compliance with, or that any product, operation or activity is in violation of any Health Care Laws, and, to the Company’s knowledge, no such Action is threatened. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company or its Subsidiaries under Health Care Laws. The Company and its Subsidiaries have filed, obtained, maintained, and submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Law or any Permit (“Filings”), and all such Filings were materially complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent Filing). Neither the Company nor any of its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Regulatory Agency or any other governmental or regulatory authority. Additionally, neither the Company nor any of its Subsidiaries, nor any of their respective employees, officers, directors and agents (while acting in such capacity), has been excluded, suspended or debarred from participation in, or otherwise ineligible to participate in, any U.S. state or federal health care program or human clinical research or is subject to a pending or threatened governmental inquiry, investigation, proceeding, or any other Action that could reasonably be expected to result in debarment, suspension, exclusion or ineligibility. The manufacture of products by or on behalf of the Company or its Subsidiaries is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations for products sold in the United States, and the respective counterparts thereof promulgated by governmental authorities in countries outside the United States, as applicable. Except as disclosed in the SEC Documents, since January 1, 2014, the Company and its Subsidiaries have not had any product or manufacturing site (whether Company- or Subsidiary-owned or that of a contract manufacturer for the products) subject to a governmental authority (including the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other governmental or regulatory authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(tt)Except as disclosed in the SEC Documents, (i) there are have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the products marketed by the Company or its Subsidiaries (collectively, “Safety Notices”) since January 1, 2014 and (ii) to the Company’s knowledge, there are no complaints with respect to the products that are currently unresolved. To the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to the products, (ii) a material change in labeling of any of the products, or (iii) a termination or suspension of marketing or testing of any of the products.

4.COVENANTS.

(a)Best Efforts.  Each party shall use its best efforts to timely satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)Blue Sky.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

(c)Reporting Status; Public Information.  Until the earlier of the time when (i) no Buyer owns any Securities or (ii) the Warrants have expired, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act would otherwise permit such termination. At any time if the Registration Statement (as that term is defined in the Registration Rights Agreement) is not available that registers all of the Registrable Securities (as that term is defined in the Registration Rights Agreement) (provided that, if a Registration Statement is available that registers a portion of the Registrable Securities, the liquidated damages hereunder shall be reduced by a portion equal to the portion of the Registrable Securities that are registered on the Registration Statement) during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold by non-affiliates (x) without the requirement for the Company to be in compliance with Rule 144(c)(1) and (y) otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Buyer’s other available remedies, the Company shall pay to a Buyer, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Buyer’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Buyers to transfer the Shares and Warrant Shares pursuant to Rule 144.  The payments to which a Buyer shall be entitled pursuant to the immediately preceding sentence are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Buyer’s right to pursue actual damages for the Public Information Failure, and such Buyer shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(d)Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate purposes, and not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(e)Financial Information.  The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Effectiveness Period (as defined in the Registration Rights Agreement), to the email address of the Investor indicated on the Schedule of Buyers, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports in Form 10-K and Quarterly Reports on Form, 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, “Business Day” means any day other than Saturday, Sunday, Federal holiday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)Listing.  The Company shall promptly secure and maintain the listing on the Principal Market of all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the terms set forth in the Registration Rights Agreement. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)Fees.  The Company shall be responsible for the payment of any Agents’ fees and financial advisory fees (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agents.  The Company shall be responsible for Perceptive Life Sciences Master Fund, Ltd.’s reasonable and documented legal fees up to a maximum of  $25,000 in connection with the negotiation and entering into of the Transaction Documents, to be paid to Perceptive Life Sciences Master Fund, Ltd. at Closing. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)Disclosure of Transactions and Other Material Information.  By 9:30 a.m., New York City time, on the date of this Agreement, the Company shall issue a press release and make commercially reasonable efforts to file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the Investor Presentation as an exhibit to such filing (including such exhibit, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the issuance of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors or employees and the Placement Agents, on the one hand, and any of the Buyers, on the other hand, shall terminate.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  Neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, other than a subsequent Current Report on Form 8-K filed on the date of this Agreement that includes as exhibits the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement and the form of Warrant); provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the registration statement contemplated by the Registration Rights Agreement, unless such disclosure is required by law, regulation or the Principal Market.  To the extent that the Company delivers any material, non-public information regarding the Company to a Buyer without such Buyer’s consent, absent an agreement as to confidentiality with respect to such information, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents or employees, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents or employees not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law.  The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(i)Lock-up.  The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period commencing on the date of this Agreement and continuing through and including the 30th day following the date the registration statement, as contemplated pursuant to the Registration Rights Agreement, has been declared effective by the SEC, provided, however, that the Company may (i) issue and sell shares of Common Stock pursuant to this Agreement, (ii) issue and sell shares of Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company  in effect at the date of this Agreement and described in the SEC Documents, (iii) issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the date of this Agreement and described in the SEC Documents; provided, that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with the terms of such securities at the date of this Agreement) or to extend the term of such securities, (iv) file a registration statement on Form S-8 relating to shares of Common Stock granted pursuant to or reserved for issuance under any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of this Agreement and described in the SEC Documents, (v) file a registration statement relating to shares of Common Stock the Company is required to register under its registration rights agreements in effect at the date of this Agreement and described in the SEC Documents and under the Registration Rights Agreement, and (vi) enter into an agreement providing for the sale or issuance by the Company of, and sell and issue, shares of Common Stock or any securities exercisable or exchangeable for, or convertible into, a number of shares of Common Stock, in the aggregate amount of not more than 10% of the Company’s Common Stock issued and outstanding immediately following the date of this Agreement on a fully-diluted basis, pursuant to one or more strategic collaborations, licensing transactions or business, product or technology acquisitions (in any event excluding transactions principally of a financing nature); provided, however, that any such issuance under clause (vi) above shall be conditioned upon the securities being issued as “restricted securities” (as defined in Rule 144) and execution by each recipient of such shares of Common Stock of a letter substantially in the form of the Lock-up Agreement; and provided further that no issuance or transaction under clause (ii) or (vi) shall be pursuant to any Variable Rate Transaction (as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit or “at-the-market” transaction, whereby the Company may sell securities at a future determined price. For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.”

(j)Subsequent Equity Sales:  The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Buyers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(k)Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l)FAST Compliance. While any Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

5.REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts of such transfer agent, registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants substantially in the form of Exhibit H attached hereto (the “Irrevocable Transfer Agent Instructions”).  The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(h), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts of such transfer agent in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.

(c)Breach.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)Such Buyer shall have executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Exhibit D, pursuant to which each such Buyer shall provide information necessary to confirm each such Buyer’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

(c)Such Buyer shall have delivered to the Company the Purchase Price for the Common Shares and the related Warrants being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(d)The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date. By delivering the Purchase Price for the Common Shares and the related Warrants being purchased by such Buyer at the Closing, such Buyer shall be deemed to have confirmed the foregoing as of the Closing Date.

(e)The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(f)The Buyer shall have delivered such documents as may be reasonably requested by the Transfer Agent in connection with the registration of the Common Shares in the share register of the Company maintained by the Transfer Agent.

7.CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Common Shares (in such amounts as such Buyer shall request) and the related Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b)Such Buyer shall have received the opinion of Davis, Polk & Wardwell LLP, counsel for the Company (“Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(c)The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit H attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(d)The Company shall have delivered to such Buyer a certificate evidencing the good standing of the Company and each of its Subsidiaries in such corporation’s state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

(e)The Common Stock (i) shall be listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(f)The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

(g)The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation, and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(h)The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(i)The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

8.TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.MISCELLANEOUS.

(a)Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan and each of their respective appellate courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 9(k), the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Securities representing at least 67% of the amount of the Securities, or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least 67% of the amount of the Securities.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a modification of any provision of any Transaction Document unless the same consideration is also offered to all of the parties to the Transaction Documents.

(f)Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally, (ii) when sent, if sent by email (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient, or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Kadmon Holdings, Inc.

450 East 29th Street

New York, New York 10016

Email: legal@kadmon.com

Facsimile: (212) 355-7855

Attention:  Steven N. Gordon, Executive Vice President, General Counsel

with a copy (for informational purposes only) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Email: kadmon@dpw.com

Facsimile:212-701-5762

Attention:Michael Kaplan and Sophia Hudson

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Email:lkies@amstock.com

Facsimile:718-765-8711

Attention:Lindsay Kies

If to a Buyer, to its physical or electronic address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers.

With a copy (for informational purposes only) to:

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Facsimile:  (646) 619-4437

Attention: General Counsel

and

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Equity Capital Markets

and

Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Facsimile:  (612) 303-1068

Attention: General Counsel

and

Piper Jaffray & Co.

345 Park Avenue, Suite 1200

New York, NY 10154

Attention: Equity Capital Markets

or to such other physical or electronic address or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email containing the time, date and recipient email address of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.  To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material nonpublic information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

(g)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 67% of the aggregate number of Registrable Securities issued and issuable hereunder (other than by merger).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided that such assignee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Buyers.”

(h)No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k) below.

(i)Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 8 and 9 shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)Indemnification.  In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the

Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any certificate delivered by the Company hereunder, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any certificate delivered by the Company hereunder or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any certificate delivered by the Company hereunder, except, in each case, with respect to any Indemnified Liabilities that resulted from any Indemnitee’s gross negligence, willful misconduct or fraud or to the extent that a loss, claim, damage or liability is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement or in the other Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o)Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(q)Reliance by the Agents.  The parties agree and acknowledge that the Agents may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties of the respective Buyers contained in this Agreement as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the Agents.  The parties further agreement that the Agents may rely on or, if the Agents so request, be specifically named as an addressee of, the legal opinions to be delivered pursuant to Section 6(b) of this Agreement.

(r)Exculpation of Agents.  Each party hereto agrees for the express benefit of the Agents, their respective affiliates and their respective representatives that:

(i)Neither Agents nor any of their affiliates or any of their representatives (A) have any duties or obligations other than those specifically set forth herein or in the Engagement Letter, (B) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby, or (C) shall be liable (I) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction

Document or (II) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(ii)Each of the Agents, their respective affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

KADMON HOLDINGS, INC.

By:/s/ Harlan W. Waksal

Name: Harlan W. Waksal

Title:   President and Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Perceptive Life Sciences Master Fund LTD

By:/s/ James H. Mannix__________

Name:   James H. Mannix

Title:   C.O.O.

Titan Perc, Ltd

By:/s/ Darren Ross____________

Name:   Darren Ross

Title:   Director

Third Point Loan LLC as nominee for funds managed and/or advised by Third Point LLC

By: Third Point LLC, its Attorney-in-Fact

By:/s/ James P. Gallagher__________

Name:   James P. Gallagher

Title:   CAO

Sabby Healthcare Master Fund, Ltd

By:/s/ Robert Grundstein__________

Name:   Robert Grundstein

Title:   COO of Investment Manager

Sabby Volatility Warrant Master Fund, Ltd.

By:/s/ Robert Grundstein__________

Name:   Robert Grundstein

Title:   COO of Investment Manager

Alexandria Equities, LLC,

a Delaware limited liability company

By: Alexandra Real Estate Equities, Inc.

a Maryland corporation, managing member

By:/s/ Jackie Clem____________

Name:   Jackie Clem

Title:   Senior Vice President, RE Legal

                      Affairs

NexPoint Capital, Inc.

By:/s/ James Dondero _____

Name:   James Dondero

Title:   President and Principal Executive

                        Officer

Highland Funds I, on behalf of its sub-trust, Highland Long/Short Healthcare Fund

By:/s/ Brad Ross _______

Name:   Brad Ross

Title:   President and Principal Executive

                       Officer

Empery Asset Master, LTD

By: Empery Asset Management, LP, its authorized agent

By:/s/ Brett Director____________

Name:    Brett Director

Title:   General Counsel of Empery Asset

                Management, LP

Empery Tax Efficient, LP

By: Empery Asset Management, LP, its authorized agent

By:/s/ Brett Director____________

Name:   Brett Director

Title:   General Counsel of Empery Asset

                Management, LP

Empery Tax Efficient II, LP

By: Empery Asset Management, LP, its authorized agent

By:/s/ Brett Director____________

Name:    Brett Director

Title:   General Counsel of Empery Asset

                Management, LP

Intracoastal Capital, LLC

By:/s/ Keith A. Goodman_______

Name:    Keith A. Goodman

Title:   Authorized Signatory